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                                                                  Exhibit 3.1


                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                          BEACON CAPITAL PARTNERS, INC.






                                 March 17, 1998


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THIS IS TO CERTIFY THAT:
                                    ARTICLE I

                                  INCORPORATOR

         The undersigned, Nancy H. Duff, whose post office address is 53 State Street, Exchange Place, Boston, Massachusetts 02109, being at least eighteen
(18) years of age, being the sole incorporator of Beacon Capital Partners, Inc., and acting in that capacity prior to the organization meeting of the Board of Directors of Beacon Capital Partners, Inc., hereby adopts Amended Articles of Incorporation of Beacon Capital Partners, Inc., a corporation formed under the general laws of the State of Maryland.

                                   ARTICLE II

                                      NAME

         The name of the corporation (the "Corporation") is:

                          Beacon Capital Partners, Inc.


                                   ARTICLE III

                                    PURPOSES

         Purpose and Powers. The purposes for which the Corporation is formed are to engage in business as a real estate investment trust (a "REIT") (as that phrase is defined under Section 856 of the Internal Revenue Code of 1986, as amended (the "Code")) and to engage in any other lawful act or activity for which corporations may be organized under the Maryland General Corporation Law. The foregoing purposes shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of these Amended Articles of Incorporation, as may be amended from time to time (the "Articles"), and each shall be regarded as independent. The foregoing purposes are also to be construed as powers of the Corporation, and shall be in addition to and not in limitation of the general powers of corporations under the laws of the State of Maryland.


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                                   ARTICLE IV

                            PRINCIPAL OFFICE ADDRESS


         The address of the principal office of the Corporation in Maryland is c/o The Corporation Trust, Inc., 32 South Street, Baltimore, Maryland 21202.


                                    ARTICLE V

                               THE RESIDENT AGENT

         The Resident Agent of the Corporation in Maryland is The Corporation Trust, Inc., whose address is 32 South Street, Baltimore, Maryland 21202.


                                   ARTICLE VI

                               BOARD OF DIRECTORS

         6.1 General Powers; Action by Committee. (a) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, these Articles or the bylaws of the Corporation (the "By-laws"), all of the powers of the Corporation shall be vested in such Board. Any action which the Board of Directors is empowered to take may be taken on behalf of the Board of Directors by a duly authorized committee thereof except (i) to the extent limited by Maryland law, these Articles or the By-laws and (ii) for any action which requires the affirmative vote or approval of a majority or a supermajority of the Directors then in office (unless, in such case, these Articles or the By-laws specifically provide that a duly authorized Committee can take such action on behalf of the Board of Directors). A majority of the Board of Directors shall constitute a quorum and, except as provided in paragraph (b) of this Section 6.1, the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         (b) Notwithstanding the foregoing or any other provision of these Articles, the affirmative vote of more than 75% of the Directors then in office (the "Required Directors") shall be required to approve the actions set forth in clauses (i) through (x) below and any such action shall not be effective unless approved by the vote of the Required Directors.

                  (i) a Change of Control (as hereinafter defined) of the Corporation or the Operating Partnership;


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                  (ii) any amendment to the limited partnership agreement of the
         Operating Partnership (except for amendments to reflect additional issuances of Units (as defined below) in connection with the acquisition of properties or to the Corporation in connection with the issuance of Equity Stock (as defined below) not requiring the affirmative vote of the Required Directors);

                  (iii) any waiver or modification of the Ownership Limit or the Look-Through Ownership Limit;

                  (iv) any merger, consolidation or sale of all or substantially all of the assets of the Corporation or the Operating Partnership;

                  (v) the issuance of any Equity Stock of the Corporation or any securities convertible into or exchangeable or exercisable for any Equity Stock of the Corporation, provided that the affirmative vote of the Required Directors shall not be required with respect to the issuance of Equity Stock (a) pursuant to any stock incentive plan or employee bonus or compensation arrangement, (b) in a bona fide underwritten public offering managed by one or more nationally recognized investment banking firms, (c) in exchange for Units presented to the Operating Partnership for redemption pursuant to the Operating Partnership Agreement or (d) to a Look-Through Entity that would not violate the Look-Through Ownership Limit following such issuance;

                  (vi) for the Corporation to take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Operating Partnership), or to conduct business other than through the Operating Partnership, or for the Corporation or the Operating Partnership to engage in any business other than the ownership, construction, development, financing, management and operation of commercial real estate properties;

                  (vii) for the Corporation or the Operating Partnership to make a general assignment for the benefit of creditors or to institute any proceedings in bankruptcy or for the liquidation, dissolution, reorganization or winding up of the Corporation or the Operating Partnership or to consent to the taking of any such action against the Corporation or the Operating Partnership;

                  (viii) to terminate the Corporation's status as a REIT for federal income tax purposes;

                  (ix) to recommend to the stockholders that these Articles or a provision of these Articles be amended or repealed; and

                  (x) to terminate the limitations on Transfer set forth in
         Section 9.4(a) of Article IX.


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         (c) Except as defined below, capitalized terms in this Section 6.1 have the meanings specified in Section 9.1 of Article IX. For purposes of this
Section 6.1:

               (i) "Change of Control" of (A) the Corporation shall mean any transaction or series of related transactions (whether by purchase of existing shares of Common Stock or Units, merger, consolidation or otherwise, but not including the issuance of newly issued shares of Common Stock by the Corporation or of Units by the Operating Partnership following a capital contribution by the Corporation in response to such issuance by the Corporation), to which the Corporation is a party or the Corporation's consent or approval is required, the result of which is that either (1) any Person or Group becomes the Beneficial Owner, directly or indirectly, of 25% or more of the total voting power in the aggregate of all classes of stock of the Corporation then outstanding normally entitled to vote in the election of Directors of the Corporation (or any surviving entity) (including in such calculation the shares of stock such Person or Group would receive if any Units owned by such Person or Group were presented for redemption and acquired by the Corporation for shares of stock) or (2) the Beneficial Owners of the stock of the Corporation normally entitled to vote in the election of Directors immediately prior to the transaction or series of related transactions beneficially own less than 75% of the total voting power in the aggregate of all classes of stock of the Corporation then outstanding normally entitled to vote in the election of Directors of the Corporation (or any surviving entity) immediately after such transaction or transactions (including in such calculation the shares of stock such Beneficial Owners would receive if any Units owned by such Beneficial Owners were presented for redemption and acquired by the Corporation for shares of stock); or (B) the Operating Partnership shall mean (i) any sale, transfer or other conveyance (whether by merger or consolidation of the Corporation or otherwise) by the Corporation of the general partnership interest in the Operating Partnership, or (ii) any transaction or series of related transactions (whether by purchase of existing Units, issuance of Units (other than as a result of a capital contribution by the Corporation following an issuance of shares of Equity Stock), merger, consolidation or otherwise), to which the Operating Partnership is a party or the consent or approval of the Corporation is required, the result of which is that either (1) any Person or Group becomes the Beneficial Owner, directly or indirectly, of Units which represent 25% or more of the total percentage of limited partnership interests therein or (2) the Beneficial Owners of limited partnership interests therein immediately prior to the transaction beneficially own less than 75% of the total percentage of limited partnership interests therein then outstanding immediately after such transaction or series of related transactions.

                  (ii) "Person" shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Exchange Act.


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                  (iii) "Group" shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Exchange Act.

                  (iv) "Beneficial Owner" shall have the same meaning as such term has for purposes of Rule 13d-3 promulgated under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that a Person has the right to acquire, whether or not such right is immediately exercisable. "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                  (v) "Units" shall mean the units into which partnership interests in the Operating Partnership are divided, and as the same may be adjusted, as provided in the limited partnership agreement of the Operating Partnership (the "Operating Partnership Agreement"); provided, however, that for the purposes of these Articles the term "Units" shall not include the Incentive Units or Convertible Units (as such terms are defined in the Operating Partnership Agreement).

         6.2 Number. The number of Directors initially shall be five (5). Thereafter, the number of Directors shall be as fixed by resolution duly adopted from time to time by the Board of Directors; provided, however, that the total number of Directors shall be not fewer than the minimum number required by the Maryland General Corporation Law and not more than nine (9). No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his or her term.

         6.3      Initial Board.  The names of the initial Directors are:

                  Alan M. Leventhal
                  Lionel P. Fortin
                  Stephen T. Clark
                  Steven Shulman
                  Scott M. Sperling

         6.4 Term; Election. The Directors, including the Independent Directors (as defined below in Section 6.7), shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be Alan M. Leventhal; the initial Class II Directors of the Corporation shall be Lionel P. Fortin and Stephen T. Clark; and the initial Class III Directors of the Corporation shall be Steven Shulman and Scott M. Sperling. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1999; the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2000; and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2001. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes of the shares present in person or


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represented by proxy at such meeting and entitled to vote on the election of
Directors, and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

         Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article VII of these Articles, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles and any articles supplementary applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Section 6.4.

         During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article VII of these Articles, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions and (b) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total authorized number of Directors of the Corporation shall be reduced accordingly.

         6.5 Resignation or Removal of Directors. Any Director may resign from the Board of Directors or any committee thereof at any time by written notice to the Board of Directors, effective upon execution and delivery to the Corporation of such notice or upon any future date specified in the notice. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to remove any Director whom such holders have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of at least 75% of the shares then entitled to vote at a meeting of the stockholders called for that purpose. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the


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meeting. For purposes of these Articles, "cause," with respect to the removal of any Director, shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of any act involving moral turpitude or (v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to such Director and a material injury to the Corporation.

         6.6 Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors; provided that any Director appointed to fill the vacancy for an Independent Director shall also require the vote of a majority of the Independent Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until such Director's earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock, when the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled.

         6.7 Independent Directors. Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed sixty (60) days following the death, resignation, incapacity, or removal from office of a Director prior to the expiration of the Director's term of office), a majority of the Board of Directors shall be comprised of persons ("Independent Directors") who are not officers or employees of the Corporation or any affiliate thereof and who do not have a material business or professional relationship with the Corporation or any affiliate thereof. The foregoing provision may not be amended, altered, changed or repealed without the affirmative vote of two-thirds of the shares of stock of the Corporation then outstanding and entitled to vote on such matter at a meeting of stockholders.

         6.8 Powers. Subject to the express limitations herein or in the Bylaws, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. These Articles, as amended or supplemented from time to time, shall be construed with a presumption in favor of the grant of power and authority to the Directors. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with these Articles and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate


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dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matters relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.


                                   ARTICLE VII

                                      STOCK

         7.1 Authorized Stock. The total number of shares of stock which the Corporation has authority to issue (the "Stock") is nine hundred fifty million (950,000,000) shares, initially consisting of (i) two hundred million (200,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock"); (ii) five hundred million (500,000,000) shares of common stock, par value $.01 per share ("Common Stock"); and (iii) two hundred fifty million (250,000,000) shares of excess stock, par value $.01 per share ("Excess Stock"). The aggregate par value of all the shares of all classes of stock is $9,500,000. If shares of one class of Stock are classified or reclassified into shares of another class of Stock pursuant to this Article VII, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of Stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. To the extent permitted by Maryland law, the Board of Directors, without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of Stock or the number of shares of Stock of any class or series that the Corporation has authority to issue.

         7.2 Preferred Stock. Subject to any limitations prescribed by law, the Board of Directors is expressly authorized to classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of such stock and, by filing articles supplementary with the State Department of Assessments and Taxation of Maryland, to establish or change from time to time the number of shares to be included in each such class or


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series, and to fix the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series. Any action by the Board of Directors under this Section 7.2 of Article VII shall require the affirmative vote of a majority of the Directors then in office (or, if a committee shall be acting on behalf of the Board of Directors, a majority of the members of such committee then in office, which committee was established by the affirmative vote of a majority of the Directors then in office).

         7.3 Common Stock. Subject to all of the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Article VII (or in any articles supplementary regarding any class or series of Preferred Stock):

                  7.3.1 Voting Rights. The holders of shares of Common Stock shall be entitled to vote for the election of Directors and on all other matters requiring stockholder action, and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such stockholder.

                  7.3.2 Dividend Rights. Holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be authorized and declared by the Board of Directors upon the Common Stock and, if any Excess Stock is then outstanding, the Excess Stock out of any assets or funds of the Corporation legally available therefor, but only when and as authorized by the Board of Directors or any authorized committee thereof from time to time, and shall share ratably with the holders of Excess Stock in any such dividend or distribution.

                  Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                  7.3.3 Rights Upon Liquidation. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation available for distribution to the holders of Common Stock, and, if any Excess Stock is then outstanding, Excess Stock shall be distributed pro rata to such holders in proportion to the number of shares of Common Stock and Excess Stock held by each.


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         7.4 Excess Stock. For the purposes of this Section 7.4, terms not otherwise defined shall have the meanings set forth in Article IX.

                  7.4.1    Conversion into Excess Stock.

                           (a) If, notwithstanding the other provisions
                  contained in these Articles, from and after the date of the Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than a Look- Through Entity) would Beneficially Own shares of Equity Stock in excess of the Ownership Limit, or such that any Person that is a Look-Through Entity would Beneficially Own shares of Equity Stock in excess of the Look-Through Limit, then, (i) except as otherwise provided in
                  Section 9.4 of Article IX, the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner to Beneficially Own shares of Equity Stock in excess of the Ownership Limit or the Look-Through Limit, as the case may be, (ii) such number of shares of Equity Stock in excess of the Ownership Limit or the Look-Through Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section 7.4.4 of this Article VII and
                  (iii) the Prohibited Owner shall submit the certificates representing such number of shares of Equity Stock to the Corporation, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates representing the shares of Equity Stock so converted may be submitted to the Corporation at a later date.

                           (b) If, notwithstanding the other provisions
                  contained in these Articles, from and after the date of the Offering and prior to the Restriction Termination Date there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) cause the Corporation to Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code or (iii) result in the shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, then (x) the purported transferee shall be deemed to be a


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                  Prohibited Owner and shall acquire no right or interest
                  (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the Corporation being "closely held" within the meaning of
                  Section 856(h) of the Code, (B) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code or (c) result in the shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section 7.4 of this Article VII and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates representing the shares of Equity Stock so converted may be submitted to the Corporation at a later date.

                           (c) Upon the occurrence of such a conversion of
                  shares of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued by the Corporation as that particular class or series of Equity Stock.

                  7.4.2 Remedies for Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section 9.2 of Article IX or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 9.2 of Article IX, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition, but the failure to take any such action shall not affect the automatic conversion of shares of Equity Stock into Excess Stock and their transfer to a Trust in accordance with Section 7.4.1.


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                  7.4.3 Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section
         9.2 of Article IX, or any Person who owns shares of Equity Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to Sections 7.4.1 and 7.4.4 of this Article VII, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

                  7.4.4 Ownership in Trust. Upon any purported Transfer or Non-Transfer Event that results in Excess Stock pursuant to Section 7.4.1 of this Article VII, (i) the Corporation shall create, or cause to be created, a Trust, and shall designate a Trustee and name a Beneficiary thereof and (ii) such Excess Stock shall be automatically transferred to such Trust to be held for the exclusive benefit of the Beneficiary. Any conversion of shares of Equity Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall remain issued and outstanding shares of stock of the Corporation.

                  7.4.5 Dividend Rights. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors with respect to shares of Common Stock. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it that are (i) attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) dividends or distributions which were distributed by the Corporation to stockholders of record on a record date which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned by the Person who, but for the provisions of Articles VII and IX, would Constructively Own or Beneficially Own the shares of Equity Stock that were converted into shares of Excess Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

                  7.4.6 Rights upon Liquidation. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock and Excess Stock, that portion of the assets of the Corporation that is available for distribution to the holders of Common Stock and Excess Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of the shares into shares of Excess Stock, the product of (x) the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and (y) the number of shares of Equity Stock which were so converted into Excess Stock, and, in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares
         (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the product of (x) the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer and (y) the number of shares of Equity Stock which were so converted into Excess Stock. Any remaining amount in such Trust shall be distributed to the Beneficiary.

                  7.4.7 Voting Rights. Each share of Excess Stock shall entitle the holder to no voting rights other than those voting rights which accompany a class of stock under Maryland law. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote by a Prohibited Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that such shares of Equity Stock have been converted into shares of Excess Stock shall, subject to applicable law, (i) be rescinded and shall be void ab initio with respect to such shares of Excess Stock and (ii) be recast in accordance with the desires of the Trustee acting for the benefit of the Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.


                  7.4.8    Designation of Permitted Transferee.

                  (a) As soon as practicable after the Trustee acquires Excess Stock, but in an orderly fashion so as not to materially adversely affect the trading price of Common Stock, the Trustee shall designate one or more Persons as Permitted Transferees and sell to such Permitted Transferees any shares of Excess Stock held by the Trustee; provided, however, that (i) any Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock and (ii) any Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the restrictions set forth in Section 9.2 of Article IX and without such acquisition resulting in the conversion of the shares of Equity Stock so acquired into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections 7.4.1 and 7.4.4 of this Article VII. The Trustee shall have the exclusive and absolute right to designate Permitted Transferees of any and all shares of Excess Stock. Prior to any transfer by the Trustee of shares of Excess Stock to a Permitted Transferee, the Trustee shall give not less than five Trading Days' prior written notice to the Corporation of such intended transfer and the Corporation must have waived in writing its purchase rights under Section 7.4.10 of this Article VII.

                  (b) Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section 7.4.8, the Trustee shall cause to be transferred to the Permitted Transferee shares of Excess Stock acquired by the Trustee pursuant to Section 7.4.4 of this Article VII. Upon such transfer of shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock. The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to such shares of Excess Stock after making payment to the Prohibited Owner pursuant to Section
7.4.9 of this Article VII.

                  (c) If the Transfer of shares of Excess Stock to a purported Permitted Transferee would or does violate any of the transfer restrictions set forth in Section 9.2 of Article IX, such Transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock (as described in clause (b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Equity Stock. Such shares of Equity Stock shall be automatically re-converted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this
Article VII shall apply to such shares, including, without limitation, the provisions of Sections 7.4.8 through 7.4.10 with respect to any future Transfer of such shares by the Trust.

                  7.4.9 Compensation to Record Holder of Shares of Equity Stock That Are Converted into Shares of Excess Stock. Any Prohibited Owner shall be entitled (following acquisition of the shares of Excess Stock and subsequent designation of and sale of Excess Stock to a Permitted Transferee in accordance with Section 7.4.8 of this Article VII or following the acceptance of the offer to purchase such shares in accordance with Section 7.4.10 of this Article VII) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i)

         (a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the product of (x) the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and (y) the number of shares of Equity Stock which were so converted into Excess Stock and (b) in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the product of (x) the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer and (y) the number of shares of Equity Stock which were so converted into Excess Stock or (ii) the proceeds received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with Section 7.4.8 or Section
         7.4.10 of this Article VII. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section 7.4.9 shall be distributed to the Beneficiary in accordance with the provisions of Section 7.4.8 of this Article VII. Each Beneficiary and Prohibited Owner shall waive any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 7.4 of this Article VII by such Trustee.

                  7.4.10 Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares of Excess Stock (or, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares (e.g., if the shares were received through a gift or devise), the Market Price on the date of such Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Stock or (b) the date the Board of Directors first determined that a Transfer or Non-Transfer Event resulting in shares of Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 7.4.3 of this Article VII.

         7.5 Classification of Stock. The Board of Directors may classify or reclassify any unissued shares of Stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption for each class or series, including, but not limited to, the reclassification of unissued shares of Common Stock to shares of Preferred

Stock or unissued shares of Preferred Stock to shares of Common Stock or the issuance of any rights plan or similar plan.

         7.6 Issuance of Stock. The Board of Directors may authorize the issuance from time to time of shares of Stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of Stock, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a share split or dividend), subject to such restrictions or limitations, if any, as may be set forth in these Articles or the By-laws of the Corporation.

         7.7 Dividends or Distributions. The Directors may from time to time authorize and declare and pay to stockholders such dividends or distributions in cash, property or other assets of the Corporation or in securities of the Corporation or from any other source as the Directors in their discretion shall determine.

         7.8 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VII, the Board of Directors shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it.

         7.9 Legend. Each certificate for shares of Equity Stock shall bear substantially the following legend:

                  "The shares of Beacon Capital Partners, Inc. (the "Corporation") represented by this certificate are subject to restrictions set forth in the Corporation's Charter which prohibit in general (a) any Person (other than a Look-Through Entity) from Beneficially Owning shares of Equity Stock in excess of the Ownership Limit, (b) any Look-Through Entity from Beneficially Owning shares of Equity Stock in excess of the Look-Through Ownership Limit and (c) any Person from acquiring or maintaining any ownership interest in the stock of the Corporation that is inconsistent with (i) the requirements of the Code pertaining to real estate investment trusts or (ii) the Charter of the Corporation, and the holder of this certificate by his or acceptance hereof consents to be bound by such restrictions. Capitalized terms used in this paragraph and not defined herein are defined in the Corporation's Charter, as the same may be amended from time to time.

                  The Corporation will furnish without charge, to each stockholder who so requests, a copy of the relevant provisions of the Charter and By-laws of the Corporation, a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the Transfer Agent and Registrar named on the face hereof."

         7.10 Severability. Each provision of this Article VII shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

         7.11 Articles and By-laws. All persons who shall acquire Stock in the Corporation shall acquire the same subject to the provisions of these Articles and the By-laws.


                                  ARTICLE VIII

                         LIMITATION ON PREEMPTIVE RIGHTS

         No holder of any Stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for or purchase any Stock or any other securities of the Corporation other than such rights, if any, as the Board of Directors, in its sole discretion, may fix; and any Stock or other securities which the Board of Directors may determine to offer for subscription may, within the Board of Directors' sole discretion, be offered to the holders of any class, series or type of Stock or other securities at the time outstanding to the exclusion of holders of any or all other classes, series or types of Stock or other securities at the time outstanding.


                                   ARTICLE IX

              LIMITATIONS ON TRANSFER AND OWNERSHIP OF EQUITY STOCK

         9.1 Definitions. For purposes of this Article IX, the following terms shall have the meanings set forth below:

                  "Beneficial Ownership," when used with respect to ownership of shares of Equity Stock by any Person, shall mean all shares of Equity Stock which are (i) directly owned by such Person, (ii) indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, or (iii) beneficially owned by such Person pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, provided that in determining the number of shares Beneficially Owned by a Person or group, no share shall be counted more than once although applicable to two or more of clauses (i), (ii) and (iii) of this definition or (in the case of a group) although

Beneficially Owned by more than one Person in such group. (Whenever a Person Beneficially Owns shares of Equity Stock that are not actually outstanding (e.g., shares issuable upon the exercise of an option or convertible security) ("Option Shares"), then, whenever these Articles require a determination of the percentage of outstanding shares of a class of Equity Stock Beneficially Owned by that Person, the Option Shares Beneficially Owned by that Person shall also be deemed to be outstanding.)

                  "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
(vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 7.4.4 of Article VII.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

                  "Equity Stock" shall mean a particular class (other than Excess Stock) or series of stock of the Corporation. The use of the term "Equity Stock" or any term defined by reference to the term "Equity Stock" shall refer to the particular class or series of stock which is appropriate under the context.

                  "Look-Through Entity" shall mean a Person that is either (i) a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code as modified by Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

                  "Look-Through Ownership Limit" shall mean, with respect to a class or series of Equity Stock, 15% of the number of outstanding shares of such Equity Stock.

                  "Market Price" of Equity Stock on any date shall mean the average of the Closing Price for shares of such Equity Stock for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean (A) where there exists a public market for the Corporation's Equity Stock, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or (B) if no public market for the Equity Stock exists, the Closing Price will be determined by a single, independent appraiser selected by a committee composed of Independent Directors which appraiser shall appraise the Market Price for such Equity Stock within such guidelines as shall be determined by the committee of Independent Directors.

                  "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause (a) any Person (other than a Look-Through Entity) to Beneficially Own shares of Equity Stock in excess of the Ownership Limit or (b) any Look-Through Entity to Beneficially Own shares of Equity Stock in excess of the Look-Through Ownership Limit. Non-Transfer Events include but are not limited to (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares (or of Beneficial Ownership of shares) of Equity Stock or (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Equity Stock or for interests in any Person that results in changes in Beneficial Ownership of shares of Equity Stock.

                  "Offering" shall mean the closing of the private placement of shares of Common Stock to (A) certain Qualified Institutional Buyers (as defined in Rule 144A of the Securities Act of 1933, as amended (the "Securities Act")) and (B) certain Accredited Investors (as defined in Rule 501(a) of the Securities Act) pursuant to the Corporation's Offering Memorandum dated March 1998.

                  "Operating Partnership" shall mean Beacon Capital Partners, L.P., a Delaware limited partnership.

                  "Ownership Limit" shall mean, with respect to a class or series of Equity Stock, 9.8% of the number of outstanding shares of such Equity Stock.

                  "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 7.4.8 of
Article VII.

                  "Person" shall mean (a) an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company or any other entity and (b) a "group" as that term is used for purposes of Section 13(d)(3) of the Exchange Act; but shall not include an underwriter that participates in a public offering of Equity Stock for a period of 90 days following purchase by such underwriter of such Equity Stock.

                  "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from becoming or remaining the owner of record title to shares of Equity Stock by the provisions of Section 7.4.1 of Article VII.

                  "Related Party Restriction Termination Date" shall mean the first day on which the Board of Directors, in accordance with Article VI hereof, determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, restrict Transfers of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of the Corporation (a "Subsidiary"), within the meaning of Section 856(d)(2)(B) of the Code.

                  "Restriction Termination Date" shall mean the first day on which the Board of Directors, in accordance with Article VI hereof, determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify under the Code as a REIT.

                  "Trading Day" shall mean a day on which the principal national securities exchange on which any of the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if none of the shares of Equity Stock are listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares (or of Beneficial Ownership of shares) of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

                  "Trust" shall mean any separate trust created and administered in accordance with the terms of Section 7.4 of Article VII, for the exclusive benefit of any Beneficiary.

                  "Trustee" shall mean any Person or entity, unaffiliated with both the Corporation and any Prohibited Owner (and, if different than the Prohibited Owner, the Person who would have had Beneficial Ownership of the Shares that would have been owned of record by the Prohibited Owner), designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

         9.2      Restriction on Ownership and Transfer.

                  (a) Except as provided in Section 9.4(a) of Article IX, from and after the date of the Offering and until the Related Party Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York

Stock Exchange) of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect Subsidiary of the Corporation, within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  (b) (I) Except as provided in Section 9.4(b) of this Article IX, from and after the date of the Offering and until the Restriction Termination Date, (i) no Person (other than a Look-Through Entity) shall Beneficially Own shares of Equity Stock in excess of the Ownership Limit and no Look-Through Entity shall Beneficially Own shares of Equity Stock in excess of the Look-Through Ownership Limit.

                  (II) Except as provided in Section 9.4(b) of this Article IX, from and after the date of the Offering and until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in any Person (other than a Look-Through Entity) Beneficially Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  (III) Except as provided in Section 9.4(b) of this Article IX, from and after the date of the Offering and until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Equity Stock in excess of the Look-Through Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned by such Look-Through Ownership Entity in excess of the Look-Through Ownership Limit, and the intended transferee Look-Through Entity shall acquire no rights in such shares of Equity Stock.

                  (c) From and after the date of the Offering and until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  (d) From and after the date of the Offering and until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such shares of Equity Stock.

         9.3 Owners Required to Provide Information. Until the Restriction Termination Date:

                  (a) Every Beneficial Owner of more than 5%, or such lower percentages as are then required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of the Corporation as of any dividend record date on the Corporation's Equity Stock shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner, the number of shares of Equity Stock Beneficially Owned by such Beneficial Owner as of each such dividend record date, and a description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

                  (b) Each Person who is a Beneficial Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

         9.4. Exceptions. (a) The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings acceptable to it and subject to the provisions of Article VI, may, in its sole discretion, waive the application of Section 9.4(a) to a Person subject, as the case may be, to any such limitations on Transfer, provided that
(A) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that such Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will now and in the future not result in the Corporation Constructively Owning 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect Subsidiary of the Corporation, within the meaning of Section 856(d)(2)(B) of the Code and (B) such Person agrees in writing that any violation or attempted violation of (x) such other limitation


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as the Board of Directors may establish at the time of such waiver with respect to such Person or (y) such other restrictions and conditions as the Board of Directors may in its sole discretion impose at the time of such waiver with respect to such Person, will result, as of the time of such violation even if discovered after such violation, in the conversion of such shares in excess of the original limit applicable to such Person into shares of Excess Stock pursuant to Section 7.4.1 of Article VII.

         (b) The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings acceptable to it and subject to the provisions of Article VI, may, in its sole discretion, waive the application of the Ownership Limit or the Look-Through Ownership Limit to a Person subject, as the case may be, to any such limit, provided that (A) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that such Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will now and in the future (i) not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) not cause the Corporation to Constructively Own 10% or more of the ownership interests of a tenant of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code and to violate the 95% gross income test of Section 856(c)(2) of the Code, and (iii) not result in the shares of Equity Stock of the Corporation being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code and (B) such Person agrees in writing that any violation or attempted violation of (x) such other limitation as the Board of Directors may establish at the time of such waiver with respect to such Person or (y) such other restrictions and conditions as the Board of Directors may in its sole discretion impose at the time of such waiver with respect to such Person, will result, as of the time of such violation even if discovered after such violation, in the conversion of such shares in excess of the original limit applicable to such Person into shares of Excess Stock pursuant to Section
7.4.1 of Article VII.

         9.5 New York Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in these Articles shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system. In no event shall the existence or application of the preceding sentence have the effect of deterring or preventing the conversion of Equity Stock into Excess Stock as contemplated herein.

         9.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article IX, including any definition contained in Section
9.1 of this Article IX, the Board of Directors shall have the power to determine the application of the provisions of this Article IX with respect to any situation based on the facts known to it.

         9.7 Remedies Not Limited. Except as set forth in Section 9.5 of this
Article IX, nothing contained in this Article IX or Article VII shall limit the authority of the Corporation


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


to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit or the Look-Through Ownership Limit.


                                    ARTICLE X

                        RIGHTS AND POWERS OF CORPORATION,
                         BOARD OF DIRECTORS AND OFFICERS

         In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do as now or hereafter authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, the powers of the Corporation and of the Directors and stockholders shall include the following:

         10.1 Conflicts of Interest. Any Director or officer individually, or any firm of which any Director or officer may be a member, or any corporation or association of which any Director or officer may be a director or officer or in which any Director or officer may be interested as the holder of any amount of its stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated; provided, however, that (a) such fact shall have been disclosed or shall have been known to the Board of Directors or the committee thereof that approved such contract or transaction and such contract or transaction shall have been approved or satisfied by the affirmative vote of a majority of the disinterested Directors, or (b) such fact shall have been disclosed or shall have been known to the stockholders entitled to vote, and such contract or transaction shall have been approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested Director or corporation, firm or other entity, or (c) the contract or transaction is fair and reasonable to the Corporation. Any Director of the Corporation who is also a director or officer of or interested in such other corporation or association, or who, or the firm of which he is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or association or were not so interested or were not a member of a firm so interested.

         10.2 Amendment of Articles. The Corporation reserves the right, from time to time, to make any amendment of its Articles, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Articles of any outstanding Stock.


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


         No amendment or repeal of these Articles shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Maryland General Corporation Law, and, except as otherwise provided by law, thereafter approved by the stockholders.

         Whenever any vote of the holders of voting stock is required to amend or repeal any provision of these Articles, then in addition to any other vote of the holders of voting stock that is required by these Articles or by law, the affirmative vote of a majority of the outstanding shares of stock of the Corporation entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of a majority of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of these Articles; provided, however, that in each case two-thirds rather than a majority shall be needed if such amendment or repeal is not approved by more than 75% of the Directors then in office; and provided, further, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any of the provisions of Article VI, Article X or Article XII of these Articles.


                                   ARTICLE XI

                                 INDEMNIFICATION

         The Corporation (which for the purpose of this Article XI shall include predecessor entities of the Corporation as set forth in Section 2-418 of the Maryland General Corporation Law) shall have the power to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former Director or officer of the Corporation or (b) any individual who, while a Director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in
(a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.


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


                                   ARTICLE XII

                             LIMITATION OF LIABILITY

         To the fullest extent permitted under the Maryland General Corporation Law as in effect on the date of filing these Articles or as the Maryland General Corporation Law is thereafter amended from time to time, no Director or officer shall be liable to the Corporation or its stockholders for money damages. Neither the amendment or the repeal of this Article, nor the adoption of any other provision in the Corporation's Articles inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a Director or officer of the Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption.


                                  ARTICLE XIII

                   EXEMPTION FROM BUSINESS COMBINATION STATUTE

         Pursuant to Section 3-603(e)(1)(iii) of the Maryland General Corporation Law, the Corporation expressly elects not to be governed by the provisions of Section 3-602 of the Maryland General Corporation Law with respect to any business combination (as defined in Section 3-601 of the Maryland General Corporation Law) involving Alan M. Leventhal or Lionel P. Fortin or current or future affiliates, associates (as such terms are defined in Section 3-601 of the Maryland General Corporation Law) or other persons acting in concert as a group with either of Messrs. Leventhal or Fortin.


                                   ARTICLE XIV

                EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE.

         The provisions of Title 3, Subtitle 7 of the Maryland General Corporation Law shall not apply to any share of Stock of the Corporation now or hereafter beneficially held (during the period of such beneficial ownership) by Alan M. Leventhal or Lionel P. Fortin or current or future affiliates, associates (as such terms are defined in Section 3-701 of the Maryland General Corporation Law) or other persons acting in concert or as a group with either of Messrs. Leventhal or Fortin. Such shares of Stock are exempted from Title 3, Subtitle 7 to the fullest extent permitted by Maryland law.


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


                                   ARTICLE XV

                                  MISCELLANEOUS

         15.1 Provisions in Conflict with Law or Regulations.

                  (a) The provisions of these Articles are severable, and if the Directors shall determine that any one or more of such provisions are in conflict with the REIT provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of these Articles, even without any amendment of these Articles pursuant to Section 10.2 hereof; provided, however, that such determination by the Directors shall not affect or impair any of the remaining provisions of these Articles or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

                  (b) If any provision of these Articles or any application of such provision shall be held invalid or unenforceable by any federal or state court having jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction, and the validity of the remaining provisions of these Articles shall not be affected. Other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.


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